SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

MACROMEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22688	94-3155026
(Commission File Number)	(IRS Employer Identification No.)

601 Townsend Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 832-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 Results of Operations and Financial Condition.

The following information, including the press release attached as an exhibit to this Form 8-K, is being furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

The Company issued a press release on May 3, 2005 (the “Press Release”), announcing the Company’s results for the three and twelve months ended March 31, 2005. A copy of the Press Release is attached as Exhibit 99.1 to this Form 8-K.

The Form 8-K and the information furnished herein shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

In addition to the GAAP financial measures disclosed in the Conference Call and Press Release, the Company included certain non-GAAP financial measures within the meaning of Regulation G. The Company has consistently provided these financial measures in previous earnings releases and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters. The Company’s management also believes these non-GAAP financial measures to be a useful measure of its corporate performance by allowing it to isolate its financial results to certain core functions of its operations.

In compliance with Regulation G, for any non-GAAP financial measures disclosed in the Conference Call and Press Release, corresponding GAAP financial measures and reconciliations have been provided on the Company’s website and in the Press Release.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On May 2, 2005 the Company determined that at March 31, 2004, it had understated by $6.1 million a liability related to the accrued benefit of an employee sabbatical leave program adopted in fiscal year 1999 which provides paid-time-off to employees based on years of employment. The Company believes that the appropriate manner in which to correct the cumulative effect of this non-cash error is to restate previously issued financial statements for fiscal years ended March 31, 2004, 2003, 2002, 2001, 2000 and 1999. Additionally, the Company’s previously reported results for the three and nine-month periods ended December 31, 2004 included a cumulative adjustment to its income tax provision of $2.0 million related to periods prior to April 1, 2004, in order to properly remeasure the Company’s net foreign-currency denominated tax liabilities to U.S. dollars. Because Macromedia will be restating its previously issued financial statements for the employee sabbatical leave program, the Company has also restated its previously issued financial statements for fiscal years 2004, 2003 and 2002 to properly apply the provisions of Financial Accounting Standard No. 109, Income Taxes. Accordingly, the Company’s previously issued financial statements covering such periods should no longer be relied upon because of such errors.

On May 2, 2005, Macromedia’s Audit Committee discussed the matters disclosed in this Item 4.02(a) with management and KPMG LLP, the Company’s independent auditors. KPMG informed the Audit Committee that it concurs with the Company’s conclusion to restate prior periods.

The Company intends to file the restated audited financial statements and related auditors’ report by amending its Form 10-K for the fiscal year ended March 31, 2004. The Company expects to amend this filing in approximately three weeks.

A reconciliation of the Company’s financial statements and certain selected data, as originally reported, to the unaudited restated amounts is attached hereto as Exhibit 99.2 and is incorporated in this item 4.02(a) by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.		Description

99.1	*	Registrant’s fourth fiscal quarter and fiscal year ended March 31, 2005 earnings release, issued May 3, 2005.

99.2		Reconciliation of previously issued financial statements to the respective unaudited restated financial statements.

*	Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 2.02 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROMEDIA, INC.

Date: May 3, 2005	By:	/S/ ELIZABETH NELSON
Elizabeth Nelson, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Registrant’s fourth fiscal quarter and fiscal year ended March 31, 2005 earnings release, issued May 3, 2005.

99.2	Reconciliation of previously issued financial statements to the respective unaudited restated financial statements.

*	Exhibit 99.1 is being furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 2.02 and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.